                                                                Draft of 7/31/95
                                                                     EXHIBIT 1.1

                                 THE KROGER CO.
                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)
                                   __________

                               STANDBY AGREEMENT



                                                          ________________, 1995

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Dear Sirs:

          The Kroger Co., an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to redeem on __________, 1995 (the "Redemption Date") all of its outstanding 6-3/8% Convertible Junior Subordinated Notes due 1999 (the "Securities"), which are convertible into shares (the "Conversion Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company, at a redemption price of 104.554% of the principal amount of Securities plus accrued interest thereon from June 1, 1995 to the Redemption Date (the "Redemption Price"). The right to convert such Securities into Common Stock will expire at the close of business on ____________, 1995 (the "Expiration Date").

          The Company desires to make arrangements pursuant to which the Company will have the option to sell directly to Goldman, Sachs & Co. (the "Purchaser") up to the number of shares of Common Stock (the "Shares") equal to the positive difference, if any, between (i) the number of shares (the "Redemption Shares") of Common Stock that would have been issuable upon conversion of the Securities that are not surrendered for conversion on or prior to the close of business on the Expiration Date, minus (ii) (A) if on the close of business on the Expiration Date the Closing Price (as defined in Section 10) of the Common Stock is greater than $19.84 per share, 535,332 shares of Common Stock or (B) if such Closing Price is not greater than $19.84 per share, zero.

     1. The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) A registration statement in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; no stop orders suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto, and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, each as amended at the time such registration statement became effective, being hereinafter called the "Registration Statement"; and the prospectus on file with the Commission at the time the Registration Statement became effective being hereinafter called the "Prospectus;" and any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement;

          (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents at such filing date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus did or will, at the time of effectiveness or filing with the Commission, as the case may be, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for use therein;

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          (d)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation;

          (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Prospectus; the Conversion Shares have been duly and validly authorized and reserved for issuance; the Conversion Shares, when issued and delivered in accordance with the provisions of the Securities and the Indenture dated as of December 1, 1992 (the "Indenture") between the Company and Chemical Bank, as Trustee (the "Trustee"), and the Shares, when issued and delivered upon sale by the Company to the Purchaser as herein provided, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; the Company's stockholders have no preemptive rights with respect to the Common Stock; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens arising under the Senior Competitive Advance and Revolving Credit Facility Agreement, dated as of July 19, 1994, among the Company and the financial institutions named therein, the Indenture, dated as of January 1, 1993 between the Company and IBJ Schroder Bank & Trust Company and the Indenture, dated as of July 1, 1993 between the Company and Star Bank, National Association, as Trustee;

          (h)  At the close of business on _________, 1995, $___________
     principal amount of the Securities was outstanding; the Company has duly authorized the redemption of all outstanding Securities on the Redemption Date at the Redemption Price and the Company has taken all action required to be taken through the date hereof under the terms of the Securities, the Indenture and otherwise to effect such redemption; the Securities are, and will continue to be, convertible into the Conversion Shares at the conversion price of $18.68 per share of Common Stock by surrender of Securities to the Trustee prior to the close of business on the Expiration Date, at which time the conversion right will expire;

          (i) The redemption of the Securities, the issuance and sale of the Conversion Shares upon conversion of the Securities and the Shares upon the sale by the Company to the Purchaser as herein provided, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such actions result in any violation of the provisions of the Articles of Incorporation, as amended, or the Regulations of the Company; nor will such actions result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the redemption of the Securities, the issuance of the Conversion Shares upon conversion of the Securities or the Shares upon the sale by the Company to the Purchaser as herein provided, or the consummation by the Company of the transactions contemplated by this Agreement except registration of the Shares under the Act, which will have been completed on the date hereof, listing of the Shares on the New York Stock Exchange ("NYSE"), which will be completed prior to the Time of Delivery (as defined in Section 3), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Purchaser as herein provided;

          (j) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject with respect to which there is a reasonable likelihood of a determination which would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the

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     Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (k) The Company is not subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (l) Coopers & Lybrand L.L.P., who have audited certain consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (m) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System;

          (n) The Company will apply the net proceeds from the sale of Shares for the purpose set forth in the Prospectus under the caption "Use of Proceeds";

          (o) No person has any right to request or demand to have any shares of Common Stock or other securities of the Company registered pursuant to the Registration Statement or another registration statement pursuant to the Act;

          (p) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the capital stock of the Company and under the captions "Standby Arrangements" and "Redemption of Notes and Alternatives to Redemption", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; and

          (q) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

     2. (a) Subject to the terms and conditions herein set forth, the Purchaser agrees, at the option of the Company, exercisable by giving notice to the Purchaser not later than 5:00 p.m., New York City time, on the Expiration Date, to purchase from the Company at the Time of Delivery at a price per share of $19.34, if there are fewer than 2,675,000 Redemption Shares, and $19.10 per share if there are 2,675,000 or more Redemption Shares, such number of Shares as shall be specified in such notice but not in excess of the total number of Shares; and

          (b) Certificates in definitive form for the Shares to be purchased by the Purchaser hereunder shall be delivered by or on behalf of the Company against payment by Purchaser of the purchase price therefor at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

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     3.  As compensation to the Purchaser for its commitment hereunder, the
Company agrees to pay to the Purchaser, no later than 2:00 pm, (New York City time) on ________, 1995 (such time and date being hereinafter referred to as the "Time of Delivery") at the offices of Sullivan & Cromwell, 250 Park Avenue, New York, New York 10177, in immediately available funds, payable by wire transferred to an account designated by the Purchaser, the sum of $250,000.

     4.  The Company agrees with the Purchaser:

          (a) To make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you in good faith promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish the Purchaser with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Purchaser is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon request of the Purchaser but at the expense of the Purchaser, to prepare and deliver to the Purchaser as many copies as you may request of an amended or supplemented Prospectus complying with
     Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Company Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the Time of Delivery and, if the Purchaser purchases any Shares hereunder, further continuing to and including the date 180 days after the Redemption Date, not to offer, sell, contract to sell or otherwise dispose of, any shares of Common Stock of the Company, any securities of the Company substantially similar to the Common Stock or any securities convertible into or exchangeable for Common Stock or any substantially similar security (except for any securities, issued, offered, sold or disposed of by the Company to its stock option and other benefit plans maintained for its officers, directors and employees or Common Stock issued or distributed in connection with the conversion of any security of the Company outstanding on the date of the Prospectus) without your prior written consent;

          (f) To use its best efforts to list, subject to notice of issuance, the Shares on the NYSE; and

          (g) To cause to be given notice of redemption on the date hereof (the "Effective Date"), such notice to be in the form submitted to and approved by you and to be in accordance with the requirements of Article Eleven of the Indenture, and to contain the information called for thereby, and to furnish such copies of such notice to you as you may request; and, in addition, to cause to be given notice of redemption by press release at such times as you and the Company may mutually agree;

          (h) To advise you or to cause you to be advised on each business day prior to the Time of Delivery of the principal amount of the Securities surrendered on the preceding business day for conversion into shares of Common Stock or for redemption; and

          (i) To supplement the Prospectus, or file a post-effective amendment to the Registration Statement, after the Redemption Date to set forth the results of the call for redemption and other information that may be required to comply with the rules of the Commission, if applicable, and, if the Purchaser purchases any Shares hereunder, not later than 15 days after the Redemption Date, to file a post-effective amendment to the Registration Statement or to take such other steps as may be necessary to remove from registration all shares of Common Stock which have not been issued to the Purchaser pursuant to Section 2 hereof.

     5. The Company covenants and agrees with the Purchaser that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act, the redemption of the Securities, the issuance of the Conversion Shares upon conversion of the Securities or the Shares upon the sale by the Company to the Purchaser as herein provided, and all other expenses in connection with the preparation, printing and filing of the Registration Statement, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchaser and dealers; (ii) the cost of printing, producing this Agreement, the Blue Sky survey or publishing the notice of redemption of the Securities and related letters of transmittal, notice of guaranteed delivery and any other documents (including newspaper notices or advertisements) in connection with the redemption or conversion of the Securities and the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in
Section 4(b) hereof, including the fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with the Blue Sky surveys; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the issuance or sale of the Shares; (v) the cost of preparing stock certificates;
(vi) the cost and charges of any transfer agent or registrar for the Securities and the Common Stock and any fees and expenses incurred under the Indenture;
(vii) the fees and expenses of the Trustee and any agent of the Trustee, and the fees and disbursements of counsel for the Trustee in connection with the redemption of the Securities; (viii) the fees incurred in connection with listing the Shares on the NYSE; (ix) if the Purchaser does not purchase any Shares hereunder the reasonable fees and disbursements of counsel to the Purchaser; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as otherwise provided by this Section, Section 8 and
Section 11, Purchaser shall pay all of its own costs and expenses, including any advertising expenses connected with any offer it may make.

     6. (a) Until the close of business on the Expiration Date, the Purchaser may conduct a trading account to purchase Securities in such amount and at such prices as the Purchaser may deem advisable. All Securities so purchased will be converted into shares of Common Stock. The shares of Common Stock acquired by the Purchaser pursuant to the provisions of this Section may be sold at any time or from time to time by the Purchaser. It is also understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may purchase and sell shares of Common Stock or other securities of the Company and over-allot in effecting sales of Common Stock, all in such amounts and at such prices as the Purchaser may deem advisable.

     (b) The Purchaser agrees to remit to the Company an amount equal to not less than 50% of the excess, if any, of (i) the total proceeds received on the sale of the Shares, less any selling concessions, transfer taxes and other direct out-of-pocket selling expenses, over (ii) the purchase price for the Shares hereunder. On completion of the sale of all of the Shares, the Purchaser will furnish the Company a statement setting forth the total proceeds received on the sale of the Shares and the applicable selling concessions, transfer taxes and other direct, out-of-pocket selling expenses. Payment of any amount due under this paragraph will be made by the Purchaser on the second business day following the sale by the Purchaser of all the Shares in New York Clearing
House (next day) funds drawn to the order of the Company.

     7. The obligations of the Purchaser hereunder, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Effective Date and are at, and as of the Time of Delivery (other than Section 1(d)) true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions (other than, in the case of the Time of Delivery, paragraphs (e), (f), and, to the extent related to paragraph (e), paragraph (i)):

          (a) The Registration Statement shall have become effective, and you shall have received prompt notice thereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been compiled with to your reasonable satisfaction;

          (b) Sullivan & Cromwell, counsel for the Purchaser, shall have furnished to you such opinion or opinions, dated the Effective Date and the Time of Delivery, with respect to the incorporation of the Company, this Agreement, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Paul W. Heldman, Vice President, Secretary and General Counsel of the Company, shall have furnished to you his written opinion, dated the Effective Date and Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                    (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Conversion Shares and the Shares have been duly and validly authorized for issuance; the Conversion Shares, when issued and delivered in accordance with the Securities and the Indenture, and the Shares, when issued and delivered upon the sale by the Company to the Purchaser as herein provided, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus;

                    (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                    (iv) Each subsidiary of the Company, with respect to which the Company owns, directly or indirectly, a 50% or greater equity interest (each a "subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens arising under the Senior Competitive Advance and Revolving Credit Facility Agreement, dated as of July 19, 1994, among the Company and the financial institutions named therein, the Indenture, dated as of January 1, 1993 between the Company and IBJ Schroder Bank & Trust Company and the Indenture, dated as of July 1, 1993 between the Company and Star, Bank National Association, as Trustee, (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

                    (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that he is relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates and statements of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions, abstracts, reports, policies and certificates);

                    (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject with respect to which there is a reasonable likelihood of determinations which would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                    (vii) This Agreement has been duly authorized, executed and delivered by the Company;

                    (viii) The Securities are convertible in accordance with their terms and pursuant to the Indenture in the manner and upon the terms described in the Prospectus;

                    (ix) The redemption by the Company on the Redemption Date of all the outstanding Securities in the manner and upon the terms described in the Prospectus has been duly authorized by all required corporate action and is in compliance with the terms of the Indenture and the Securities;

                    (x) The redemption of the Securities, the issuance and sale of the Conversion Shares upon conversion of the Securities or the Shares upon the sale by the Company to the Purchaser as herein provided, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated, to the best of such counsel's knowledge, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such actions result in any violation of the provisions of the Articles of Incorporation, as amended, or the Regulations of the Company or any statute of the United States of America or of Ohio or any other statute known to such counsel or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                    (xi) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required by or on behalf of the Company for the redemption of the Securities, the issuance of the Conversion Shares upon conversion of the Securities or the Shares upon the sale by the Company to the Purchaser as herein provided or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been obtained under the Act, the listing of the Shares on the NYSE, which will occur prior to the Time of Delivery, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Purchaser;

                    (xii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein and (b) other financial and statistical information included or incorporated by reference therein, as to all of which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the

          Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                    (xiv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein and (b) other financial and statistical information included or incorporated by reference therein, as to all of which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein and (b) other financial and statistical information included or incorporated by reference therein, as to all of which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein and (b) other financial or statistical information included or incorporated by reference therein, as to all of which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements, notes and schedules thereto included or incorporated by reference therein and (b) other financial or statistical information included or incorporated by reference therein, as to all of which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required;

          In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction outside the United States;

          (d) At 10:00 a.m., New York City time, on the Effective Date and the date of the most recently filed post-effective amendment to the Registration Statement and also at the Time of Delivery, Coopers & Lybrand L.L.P. shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

          (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement on the terms and in the manner contemplated in the Prospectus;

          (f) There shall not have occurred (i) a downgrading in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) under the Act or
     (ii) a public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

          (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in your judgment makes it impracticable or inadvisable to proceed with the transactions contemplated by this Agreement on the terms and in the manner contemplated by the Prospectus;

          (h) The Conversion Shares are listed, and the Shares to be sold by the Company at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE; and

          (i) The Company shall have furnished or caused to be furnished to you on the Effective Date and at Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the

     Company herein at and as of the Effective Date or the Time of Delivery (other than, in the case of the Time of Delivery, Section 1(d)), respectively, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Effective Date or the Time of Delivery, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities, to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein.

     (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation;

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the transactions contemplated by this Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated by this Agreement shall be deemed to be in the same proportion as the market value of the Common Stock issuable upon conversion of the Securities on the last Trading Day (as defined in Section 10) immediately preceding the date of this Agreement (calculated based on the Closing Price of the Common Stock) bears to the compensation received by the Purchaser pursuant to Section 3. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section 8 shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Purchaser as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchaser or any controlling person of the Purchaser or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of the Conversion Shares and the Shares and payment for the Shares.

     10. For purposes of this Agreement, "Trading Day" means a day on which the Common Stock is traded on the NYSE, and "Closing Price" means the reported last sale price regular way per share of the Common Stock, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the NYSE.

     11. If for any reason after the notice pursuant to Section 2(a) has been delivered, Shares included in such notice are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Purchasers in respect of the Shares not so delivered except as provided in Section 5 and Section 8 hereof.

     12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchaser shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchaser, the Company and, to the extent provided in Section 8 and
Section 9 hereof, the officers and directors of the Company and each person who controls the Company or the Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.

                                       Very truly yours,

                                       The Kroger Co.

                                       By:
                                            __________________________________
                                            Name:
                                            Title:

Accepted as of the date hereof:



__________________________________
   (Goldman, Sachs & Co.)

                                    ANNEX I


          Pursuant to Section 7(d) of the Standby Agreement, the accountants shall furnish letters to the Purchaser to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statement and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder, and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Purchaser;

          (iii) They have made a review in accordance with the standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Purchaser and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years incorporated by reference in the Prospectus and included in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 302 of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an audit in accordance with generally accepted accounting standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year,

               (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro form adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Purchaser, or any increases in any items specified by the Purchaser, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Purchaser, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter, and

          (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Purchaser, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II, or in exhibits and schedules to, the Registration Statement specified by the Purchaser or in documents incorporated by reference in the Prospectus specified by the Purchaser, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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